EXECUTION VERSION

Guaranty Agreement
Dated as of September 17, 2021
Re:     $35,000,000 2.50% Series 2021-A Senior Notes Due September 17, 2030
    $50,000,000 2.62% Series 2021-B Senior Notes Due September 17, 2031
    $25,000,000 2.68% Series 2021-C Senior Notes Due September 17, 2032
    $15,000,000 2.78% Series 2021-D Senior Notes Due September 17, 2034

of

Centerspace, LP

TABLE OF CONTENTS

(Not a part of the Agreement)

Section	Heading	Page

EXHIBIT A            GUARANTY SUPPLEMENT
    i

Guaranty Agreement

Re:     $35,000,000 2.50% Series 2021-A Senior Notes Due September 17, 2030
    $50,000,000 2.62% Series 2021-B Senior Notes Due September 17, 2031
    $25,000,000 2.68% Series 2021-C Senior Notes Due September 17, 2032
    $15,000,000 2.78% Series 2021-D Senior Notes Due September 17, 2034
of
Centerspace, LP
This Guaranty Agreement (as amended, restated, supplemented or otherwise modified, this “Guaranty”), dated as of September 17, 2021, is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a counterpart to this Guaranty in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (herein referred to, individually, as a “Guarantor” and, collectively, as “Guarantors”), in favor of the Holders (as defined below).
Recitals
A.    Each Guarantor is either (a) a wholly-owned direct or indirect subsidiary or (b) the owner of the issued and outstanding capital stock of Centerspace, LP, a North Dakota limited partnership (formerly known as IRET Properties, A North Dakota Limited Partnership) (the “Company”).
B.    The Company entered into that certain Note Purchase Agreement dated as of September 17, 2021 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Agreement”), among the Company, the Guarantors party thereto and each of the Purchasers named on the Purchaser Schedule attached thereto (the “Purchasers”), providing for, among other things, the issue and sale by the Company of $125,000,000 aggregate principal amount of its senior notes to the Purchasers consisting of (i) $35,000,000 aggregate principal amount of its 2.50% Series 2021-A Senior Notes Due September 17, 2030 (the “Series 2021-A Notes”), (ii) $50,000,000 aggregate principal amount of its 2.62% Series 2021-B Senior Notes Due September 17, 2031 (the “Series 2021-B Notes”), (iii) $25,000,000 aggregate principal amount of its 2.68% Series 2021-C Senior Notes Due September 17, 2032 (the “Series 2021-C Notes”) and (iv) $15,000,000 aggregate principal amount of its 2.78% Series 2021-D Senior Notes Due September 17, 2034 (the “Series 2021-D Notes”; and together with the Series 2021-A Notes, the Series 2021-B Notes and the Series 2021-C Notes, the “Notes”). The Purchasers, collectively with any Person that becomes the holder of any Notes, are hereinafter referred to as a “Holder”.
C.    As a condition precedent to their purchase of the Notes, the Purchasers have required, among other things, that the Guarantors execute this Guaranty and guarantee the obligations of the Company pursuant to the Note Agreement.

NOW, THEREFORE, as required by paragraph 3A(ii) of the Note Agreement, and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree as follows:
SECTION 1. DEFINITIONS.
Capitalized terms used herein shall have the meanings set forth in the Note Agreement unless herein defined or the context shall otherwise require.
SECTION 2. GUARANTY OF NOTES AND NOTE AGREEMENT.
(a)Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Yield-Maintenance Amount, if any, and interest (including, without limitation, any interest on any overdue principal, Yield-Maintenance Amount, if any, interest accruing after the commencement of any bankruptcy or similar proceeding, and any additional interest that would accrue but for the commencement of such proceeding and, to the extent permitted by applicable law, on any overdue interest) on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise in federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes, the Note Agreement and the other Transaction Documents to which it is a party and (3) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, payable by the Company pursuant to paragraph 11B of the Note Agreement, or as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of this Guaranty or in any consultation or action in connection therewith or herewith.
(b)To the extent that any Guarantor shall make a payment hereunder (a “Payment”) which, together with all other Payments made by such Guarantor, and taking into account all other Payments previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if such Guarantor had paid the aggregate obligations satisfied by such Payment(s) in the same proportion as such Guarantor’s Allocable Amount (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) in effect immediately prior to the making of such Payment, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided that such Guarantor covenants and agrees that such right of contribution and indemnification and any and all claims of such Guarantor against any other Guarantor, any endorser or against any of their property shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the

Company and the Guarantors of their respective obligations under the Transaction Documents, and the Guarantors shall not take any action to enforce such right of contribution and indemnification, and the Guarantors shall not accept any payment in respect of such right of contribution and indemnification, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company and the Guarantors under the Transaction Documents have been satisfied.
As of any date of determination, (1) the “Allocable Amount” of any Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (2) the “Aggregate Allocable Amount” shall be equal to the sum of the Allocable Amount of all Guarantors.
This clause (b) is intended only to define the relative rights of the Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Beneficiaries as and when the same shall become due and payable in accordance herewith.
Each Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.
SECTION 3. GUARANTY OF PAYMENT AND PERFORMANCE.
This is an irrevocable, absolute and unconditional guarantee of payment and performance and the Guarantors hereby waive, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other Transaction Document or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or other Transaction Document or any other remedy. The liability of any Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guaranties, debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver or other action taken or omitted to be taken by any such Holder.
The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4. GENERAL PROVISIONS RELATING TO THE GUARANTY.
(a)Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from such Guarantor may, without in any manner affecting the liability of such Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:
(1)extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Agreement or any other agreement or waive this Guaranty; or
(2)sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes or under the other Transaction Documents; or
(3)settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes or under the other Transaction Documents.
Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder until all of the Notes and all amounts payable by such Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company and the Guarantors under the Transaction Documents have been satisfied.
(b)Each Guarantor hereby waives, to the fullest extent permitted by law:
(1)notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that any Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2)demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any Indebtedness, liability or obligation hereby guaranteed; and
(3)presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to each Guarantor.
The obligations of any Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than termination upon the indefeasible payment in cash in full of all of the Notes and all amounts payable by the Guarantors hereunder and the satisfaction of all of the obligations of the Company and the Guarantors under the Transaction Documents), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.
(c)The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, shall remain in full force and effect until all of the Notes and all amounts payable by the Company and the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company and the Guarantors under the Transaction Documents have been satisfied, and shall remain in full force and effect irrespective of:
(1)the genuineness, validity, regularity or enforceability of the Notes, the Note Agreement, any other Transaction Document or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on or in respect of the Notes or under the Note Agreement, any other Transaction Document or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Agreement, any other Transaction Document or any other agreement or of any Guarantor to execute and deliver this Guaranty or any other Transaction Document or to perform any of its obligations hereunder or thereunder or the existence or continuance of the Company or any other Person as a legal entity; or
(2)any default, failure or delay, willful or otherwise, in the performance by the Company, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Agreement, this Guaranty, any other Transaction Document or any other agreement; or
(3)any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, any Guarantor or any other Person or in respect of the property of the Company, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of the Company, any Guarantor or any other Person; or

(4)impossibility or illegality of performance on the part of the Company, any Guarantor or any other Person of its obligations under the Notes, the Note Agreement, this Guaranty, any other Transaction Document or any other agreements; or
(5)any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or any impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or
(6)any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Agreement, this Guaranty or any other Transaction Document, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or
(7)any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, each Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Agreement, this Guaranty, any other Transaction Document or any other agreement; or
(8)the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or
(9)any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of any failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Agreement, this Guaranty, any other Transaction Document or any other agreement or any failure to resort for payment to the Company, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10)the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Agreement, any other Transaction Document or any other agreement, or the sale, release, substitution or exchange of any security for the Notes or any other Transaction Document; or
(11)any merger or consolidation of the Company, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of the Company, any Guarantor or any other Person; or
(12)any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (including, the principal thereof or any Yield-Maintenance Amount, if any, or interest due thereon), other than payment thereof in federal or other immediately available funds or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or
(13)any act or failure to act with regard to the Notes, the Note Agreement, this Guaranty, any other Transaction Document or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or
(14)any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement;
provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of any Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Yield-Maintenance Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes, the Note Agreement and the other Transaction Documents, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes, the Note Agreement or any other Transaction Document and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes, the Note Agreement or any other Transaction Document, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d)All rights of any Holder under the Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder in accordance with the terms of the Note Agreement whether with or without the consent of or notice to any Guarantor under this Guaranty or to the Company.
(e)To the extent of any payments made under this Guaranty, any Guarantor shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but any Guarantor covenants and agrees that such right of subrogation and any all claims of such Guarantor against the Company, any endorser or other Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Company and any Guarantor of their respective obligations under the Transaction Documents, and the Guarantors shall not take any action to enforce such right of subrogation, and no Guarantor shall accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by any Guarantor hereunder have indefeasibly been finally paid in cash in full and all of the monetary obligations of the Company under the Note Agreement and the other Transaction Documents and of any Guarantor under this Guaranty have been satisfied. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from the Company, all rights, Liens and security interests of any Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Company shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations of the Company and the Guarantors under the Transaction Documents shall have been paid in cash in full and satisfied.
(f)Each Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note or under any other Transaction Document, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, insolvency law, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied by such payment shall be revived and continued in full force and effect with respect to such Guarantor’s obligations hereunder, as if said payment had not been made. The liability of any Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.
(g)No Holder shall be under any obligation: (1) to marshal any assets in favor of any Guarantor or in payment of any or all of the liabilities of the Company and any Guarantor under or in respect of Transaction Documents or (2) to pursue any other remedy that any Guarantor may or may not be able to pursue itself and that may lighten each Guarantor’s burden, all rights to which each Guarantor hereby expressly waives.

(h)If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Transaction Document shall at such time be delayed or otherwise affected by reason of the pendency against the Company or any other Guarantor of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Required Holders had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated principal of, Yield-Maintenance Amount, if any, and interest on the Notes and any other amounts guaranteed hereunder
SECTION 5. REPRESENTATIONS AND WARRANTIES OF EACH GUARANTOR.
Each Guarantor represents and warrants as follows:
(a)Such Guarantor is a corporation or real estate investment trust, as applicable, duly organized and existing in good standing under the laws of the State of North Dakota. Such Guarantor is duly qualified or has been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed could be reasonably likely to have a Material Adverse Effect.
(b)Such Guarantor has all requisite corporate or trust, as the case may be, power to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted. Such Guarantor has all requisite corporate or trust, as the case may be, power to execute, deliver and perform its obligations under this Guaranty, the Note Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Guaranty, the Note Agreement and the other Transaction Documents has been duly authorized by all requisite corporate or trust, as the case may be, action by such Guarantor which is a party hereto and thereto, and this Guaranty, the Note Agreement and the other Transaction Documents have been duly executed and delivered by authorized officers of such Guarantor which is a party thereto and are valid obligations of each such Guarantor, legally binding upon and enforceable against such Guarantor in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)
(c)Such Guarantor is not a party to any contract or agreement or subject to any charter, by-law, limited liability company operating agreement, partnership agreement or other corporate, limited liability company or partnership restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Guaranty, the Note Agreement or the other Transaction Documents, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions of this Guaranty and of the other Transaction Documents to which it is a party will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of such Guarantor pursuant to, the charter, by-laws, limited liability company operating agreement or partnership agreement of such Guarantor, any award of any arbitrator or any agreement (including any agreement with stockholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which such Guarantor is subject. Such Guarantor is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Guarantor, any agreement relating thereto or any other contract or agreement (including its charter, by-laws, limited liability company operating agreement or partnership agreement) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of such Guarantor of the type to be evidenced by this Agreement except as set forth in the agreements listed in Schedule 8G attached to the Note Agreement.
(d)Neither the nature of such Guarantor, nor any of its respective businesses or properties, nor any relationship between any Guarantor or any other Person, nor any circumstance in connection with the execution, delivery and performance of this Guaranty is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Guarantor or the other Transaction Documents to which such Guarantor is a party, or fulfillment of or compliance with the terms and provisions hereof, of the other Transaction Documents.
(e)There are no actions, suits, investigations or proceedings pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor, or property or rights of such Guarantor, by or before any court, arbitrator or governmental body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.
(f)Such Guarantor and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in paragraph 8Q of the Note Agreement, except, in any such case, where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(g)Such Guarantor is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended. Such Guarantor is not subject to regulation as a “public utility” (or any analogous term) under any state or local law or subject to regulation under the ICC Termination Act of 1995, as amended.
(h)The execution and delivery of this Guaranty and the other Transaction Documents to which such Guarantor is a party will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.
(i)Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should believe that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.
SECTION 6. AMENDMENTS, WAIVERS AND CONSENTS.
(a)This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holder(s), except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or of any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and (2) no such amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (ii) amend Section 2 or this Section 6.
(b)Each Guarantor will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Holders of the requisite percentage of the aggregate principal amount of the Notes then outstanding.
(c)No Guarantor will directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security or provide other credit support, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.
(d)Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders affected thereby and is binding upon them and upon each future Holder and upon each Guarantor. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between each Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any right of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.
(e)Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Guaranty, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by each Guarantor, the Company or any of their subsidiaries or Affiliates shall be deemed not to be outstanding.
SECTION 7. NOTICES.
All notices and communications provided for hereunder shall be in writing and sent by (a) first class mail, (b) nationwide overnight delivery service (with charges prepaid) or (c) Confirmed E-mail Transmission and/or the sender on the same day sends a confirming copy of such notice by a nationwide overnight delivery service (charges prepaid). Any such notice must be sent:
(1)if to a Holder, addressed as specified for such communications to such Holder under the Note Agreement, or
(2)if to a Guarantor, to such Guarantor c/o the Company at its address set forth at the beginning of the Note Agreement to the attention of its general counsel, or at such other address as such Guarantor shall have specified to the Holders in writing.
Notices under this Section 7 will be deemed given only when actually received.
SECTION 8. MISCELLANEOUS.
(a)No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any

Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.
(b)Each Guarantor will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder on the Purchaser Schedule to the Note Agreement or by such other method or at such other address as any Holder shall have from time to time specified to each Guarantor or the Company on behalf of each Guarantor in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.
(c)Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
(d)This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.
(e)This Guaranty may be executed in any number of counterparts and by electronic means, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
(f)This Guaranty shall be construed and enforced in accordance with, and the rights of the parties under this Guaranty or in connection with any claims or disputes arising out of or relating to this Guaranty (whether sounding in contract or tort) shall be governed by, the law of the State of New York (excluding any conflicts of law rules which would otherwise cause this Guaranty to be construed or enforced in accordance with, or the rights of the parties to be governed by, the laws of any other jurisdiction).
(g)shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
(h)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY, NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR

CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED PURSUANT TO SECTION 7 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR BY THE NOTE AGREEMENT (INCLUDING IN CONNECTION WITH ANY CLAIMS OR DISPUTES RELATING THERETO, WHETHER SOUNDING IN CONTRACT OR TORT).
[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed by an authorized representative as of the day first above written.
Centerspace
By:    /s/ John Kirchmann
Name:    John Kirchmann
Title:    Executive Vice President and Chief Financial Officer

Centerspace, Inc.
By:    /s/ John Kirchmann
Name:    John Kirchmann
Title:    Executive Vice President and Chief Financial Officer

[Signature Page to Guaranty Agreement]

Guaranty Supplement

To the Holders (as defined in the hereinafter
  defined Guaranty Agreement)
Ladies and Gentlemen:
Whereas, Centerspace, LP, a North Dakota limited partnership (formerly known as IRET Properties, A North Dakota Limited Partnership, a North Dakota limited partnership) (the “Company”) has issued $125,000,000 aggregate principal amount of its senior notes to the Purchasers consisting of (i) $35,000,000 aggregate principal amount of its 2.50% Series 2021-A Senior Notes Due September 17, 2030 (the “Series 2021-A Notes”), (ii) $50,000,000 aggregate principal amount of its 2.62% Series 2021-B Senior Notes Due September 17, 2031 (the “Series 2021-B Notes”), (iii) $25,000,000 aggregate principal amount of its 2.68% Series 2021-C Senior Notes Due September 17, 2032 (the “Series 2021-C Notes”) and (iv) $15,000,000 aggregate principal amount of its 2.78% Series 2021-D Senior Notes Due September 17, 2034 (the “Series 2021-D Notes”; and together with the Series 2021-A Notes, the Series 2021-B Notes and the Series 2021-C Notes, the “Notes”), pursuant to that certain Note Purchase Agreement dated as of September 17, 2021 (as amended, supplemented, restated or otherwise modified from time to time, the “Note Agreement”), among the Company, the Guarantors party thereto and each of the Purchasers named in the Purchaser Schedule attached thereto. Capitalized terms used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement or the Note Agreement unless herein defined or the context shall otherwise require.
Whereas, certain Affiliates of the Company are parties to the Guaranty Agreement dated as of September 17, 2021 as security for the obligations of the Company under the Notes and the other Transaction Documents (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”).
Pursuant to paragraph 5J of the Note Agreement, the Company has agreed to cause the undersigned, [____________], a [corporation][limited liability company] organized under the laws of [______________] (the “Additional Guarantor”), to join in the Guaranty Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Guarantor desires to supplement the definition of Guarantor (as the same may have been heretofore supplemented) set forth in the Guaranty Agreement so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Company under the Notes and the Note Agreement and to the extent and in the manner set forth in the Guaranty Agreement.

Exhibit A
(to Guaranty Agreement)

The execution by the undersigned of this Guaranty Supplement shall evidence such Additional Guarantor’s consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty Agreement and its agreement to be bound by the covenants, terms and provisions of the Guaranty Agreement as a Guarantor thereunder and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty Agreement.
Upon execution of this Guaranty Supplement, the Guaranty Agreement shall be deemed to be supplemented as set forth above. Except as supplemented herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.
Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.
This Guaranty Supplement may be executed in any number of counterparts and by electronic means, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
This Guaranty Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
(Signature Page Follows)

Exhibit A-2

Dated: [_________________], 20[ ]

[Name of Additional Guarantor(s)]

By: ____________________________
Name: __________________________
Title: __________________________
Exhibit A-3